                                 GENBIOMICS, LLC
                    Investments for Pharmaceutical Research
________________________________________________________________________________

                                  ADDENDUM 1.00
                       TO THE CONTRACT BETWEEN AND AMONGST
                                 GENBIOMICS, LLC
                                       AND
                             DNAPRINT GENOMICS, INC.
                                  May 31, 2002

PURPOSE:

Both parties to the Consulting Contract "Contract" signed and executed by the duly authorized representatives of GenBiomics, LLC and DNAPrint Genomics, Inc.
hereby agree to the following "Addendum 1.00" as an attachment to the Contract.
All terms and conditions found in "Addendum 1.00" are fully and duly accepted and agreed to by both parties. Each party to the Contract and Addendum 1.00 have negotiated and accepted the "Terms and Conditions" as found herein as additions to the Contract. The Addendum 1.00 does not waive any of the existing "Contract
Terms and Conditions" as found in the Contract; as agreed to by both parties, but both parties hereby agree that Addendum 1.00 is a valid and accepted
Addendum to The Contract, as so worded in said Contract between and amongst the parties, GenBiomics, LLC and DNAPrint Genomics, Inc. Addendum 1.00 will be used by both parties to help each party define its respective goals and objectives.
The budgets and payments contained herein for GenBiomics, LLC whether in cash, options or stock are agreed to by both parties and DNAPrint Genomics, Inc.
hereby agrees to abide by the Contract Terms and Conditions as well as the
"Addendum 1.00 Terms and Conditions" as set forth herein. Both parties furthermore agree that the Addendum 1.00 and it's language is congruous with the language of the Consulting Contract and that neither party will exploit, nullify or otherwise destroy in whole or in part the Consulting Contract. Any language differences between the Addendum 1.00 and the Contract if so written and agreed to by both parties herein; are not intended by either party to be against the terms and conditions set forth in the Consulting Contract. Both parties hereby agree that the language of the Consulting Contract will take precedence over any language that is in conflict as so found by either party or their representatives contained herein. Addendum 1.00 and all other subsequent
Addendum's to the Consulting Contract set out the work to be performed by
GenBiomics, LLC and the payments by DNAPrint Genomics, Inc. to GenBiomics, LLC for said work performed and contained herein.

WORK TO BE PERFORMED

Task 1.0

DNAPrint Genomics, Inc. "The Client" has directed GenBiomics, LLC "The
Consultant" to assist Client in raising capital to fund its client operations and has directed Consultant to complete the placement of funds necessary to continue Client operations. Immediate goals and objectives include the following:

        A.      Advise and consult on various business matters including but not limited to: licensing, agreements and securing additional
                intellectual properties.

        B.      Identify and secure additional sources of funds for DNAPrint
                Genomics, Inc. either equity, debt or a combination, grants, contracts etc. that will help the Client continue operations. The short range plan is to secure up to $2.0 million dollars in funding for the Client.

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                                 GENBIOMICS, LLC
                    Investments for Pharmaceutical Research
________________________________________________________________________________

        C.      Prepare Client for a July "Stock Holders Meeting" that will include a review of current operations and plans and the
                authoring of supporting documents and other support materials as so directed by DNAPrint Genomics, Inc. management.

        D.      Draft "Business Plan" and "Placement Memorandum" for additional financing.

        E.      Develop other sources of funding and prepare DNAPrint for "due diligence" by investors and their representatives.

        COST AND TIMING

        Task 1.0 A-E will require the efforts of 2 of GenBiomics' consultants and is estimated at 400 hours of consulting time and is valued at $110,000.00.
        We have used approximately 130 hours in preparing sections of the business plan and completing some editing of a document for a license with Penn
        State University under the direction of DNAPrint's CEO/President. We anticipate another 270 hours will be spent preparing drafts, reviewing documents and identifying additional sources of capital.

        DNAPrint and GenBiomics propose the following since DNAPrint is not able to pay its invoices in full at this time:

        1. DNAPrint pays consultants direct costs in cash which includes, travel, meals, and associated expenses.

        2. DNAPrint will pay GenBiomics, LLC a fee of 5% of the first $1.0MM
           (one million dollars) in capital raised, 4% of the second million dollars, ($2.0MM), 3% of the third million dollars ($3.0MM), 2%
           of the fourth million dollars ($4.0MM), 1% of the fifth million dollars ($5.0MM) and 1% of any additional funds above $5.0MM
           (five million dollars) in the form of options. The value of the options will be $0.001 per option and will be represented by a current stock value of $0.035 per share for DNAPrint Genomics,
           Inc. The Term of the option will be 10 years from issuance and the underlying shares will be represented by DNAPrint Genomics,
           Inc. fully registered and unrestricted shares and once exercised by GenBiomics, LLC will become immediately freely tradable. The strike price of these options is $0.001 per option and no further payments will be made for the issuance of the registered and unrestricted shares of DNAPrint Genomics, Inc. to GenBiomics,
           LLC.

        3. DNAPrint Genomics, Inc. will pay GenBiomics, LLC $15,000.00 in cash for the direct consulting work as defined in this addendum
           1.00 to the CONSULTING CONTRACT and in accordance with the terms and conditions of the CONSULTING CONTRACT with the balance paid in options at the strike price of $0.001 per share and as
           represented by the underlying current stock value agreed to by both parties of $0.035 per share. The option will have a life of
           10 years and will be represented by DNAPrint Genomics, Inc.
           shares that are registered and freely tradable upon exercise by
           GenBiomics, LLC as outlined in this addendum to the CONSULTING
           CONTRACT. DNAPrint Genomics, Inc. and GenBiomics, LLC will enter into a definitive OPTIONS AGREEMENT between and amongst the parties.

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                                 GENBIOMICS, LLC
                    Investments for Pharmaceutical Research
________________________________________________________________________________

        Both parties hereby agree that the work outlined and the payments received for work performed as defined under this Addendum 1.00 to the CONSULTING
        CONTRACT is a valid and binding addendum to the CONSULTING CONTRACT and that the terms and conditions as outlined herein are in compliance with the letter and intent and spirit of the CONSULTING CONTRACT.

        Agreed, understood and accepted:

        _______________________________                 _________________________
        GenBiomics, LLC                                 DNAPrint Genomics, Inc.

        _______________________________                 _________________________
        Date                                            Date